                                                                   Exhibit 10.16


                        LICENSE AND TECHNOLOGY AGREEMENT
                        --------------------------------

     THIS LICENSE AGREEMENT is entered into as of the 22nd day of June, 1989 by and between:

     Hologic, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts and having a usual place of business at 300 Bear Hill Road, Waltham, Massachusetts 02154 ("Hologic") and

     Vivitech, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts and having a usual place of business at 300 Bear Hill Road, Waltham, Massachusetts 02154 ("Vivitech").

     1.  Introduction
         ------------

     Hologic has developed the x-ray technology defined below and is the owner of all patents, know-how, and other intellectual property rights relating thereto. Vivitech desires to obtain rights to develop, manufacture, market, and distribute an x-ray screening security system based on and embodying such technology. Accordingly, in consideration of the mutual promises contained herein, the parties agree to the terms and conditions set forth in this Agreement.

     2.  Definitions
         -----------

     As used in this Agreement:

     (a) "Affiliated Parties" of either party to this Agreement shall mean entities that are owned or controlled by or which own or control such party to this Agreement or which are owned or controlled by a person or entity that owns or controls the party to this Agreement or with which the party to this Agreement has entered into any agreement with respect to the design, development, manufacture, marketing, or distribution of the Product or any component thereof. An entity shall be deemed to be "owned or controlled" by the person or entity having a direct or indirect right to vote fifty percent (50%) or more of the subject entity's voting equity securities.

     (b) "Base Technology" shall mean the information existing and known to Hologic on the date of this Agreement or within two years thereafter that is necessary or useful in the design, development, manufacture, or marketing of an x-ray screening security system.

     (c) "Know-how" shall mean trade secrets and other know-how relating to the design, development, and manufacture of the Product that are existing and known to Hologic on the date of this Agreement or that are developed by Hologic within two years thereafter.

     (d) "Net Sales Price" shall mean the total amount invoiced to purchasers of the Product from Vivitech and its Affiliated Parties, exclusive of any amounts attributable to:

          (i)   discounts for quantity and prompt payment actually taken;

          (ii)  sales, use, excise, and similar taxes;

          (iii) import and export taxes and customs duties;

          (iv)  packaging, crating, insurance, and transportation charges; and

          (v) refunds, credits, allowances, and adjustments actually allowed or made.

     (e) "New Developments" shall mean technology, know-how, other information derived from the Base Technology that is developed by Hologic more than two years after the date of this Agreement or by Vivitech at any time after the date of this Agreement.

     (f) "Patents" shall mean U.S. Patent #4,811,373, issued on March 7, 1989, and the patents, if any, issued with respect to U.S. Patent Application #320,156, filed on March 7, 1989, copies of which are attached to this Agreement as Exhibit A.

     (g) "Product" shall mean any x-ray screening security system embodying the Base Technology and/or the Patents that is capable of screening luggage and cargo for particular types of contraband.

     3.  License
         -------

     (a) Subject to the terms and conditions set forth in this Agreement, Hologic hereby grants Vivitech a perpetual, exclusive, worldwide license to utilize the Base Technology, Patents, and Know-how to design, develop, improve, enhance, manufacture, market, and sell the Product and for no other purpose.

     (b) Subject to the terms and conditions set forth in this Agreement, Hologic hereby grants Vivitech a non-exclusive, world-wide license to use the trademarks and service marks set forth on the attached Exhibit B, which may be amended by Hologic from time to time, in connection with Vivitech's marketing, sales, and distribution of the Product. Hologic agrees not to license any other entity to use the trademarks and service marks set forth on the attached Exhibit B in connection with an x-ray screening security system.

     4.   New Developments
          ----------------

     (a) Hologic and Vivitech each hereby grants the other party a non-exclusive, royalty-free license to use any New Development developed by Hologic or Vivitech, respectively, (i) in connection with such other party's research and development activities and (ii) with respect to unpatented New Developments only, in connection with such other party's commercial activities. The party that develops the New Development agrees to provide the other party with sufficient information and technical assistance with respect to such New Development to enable the other party to understand such New Development as promptly as practicable following its development. This Section 4(a) is not intended and shall not be construed to authorize the receiving party to incorporate any of the other party's patented New Developments into any commercial product or to make any other commercial use of any such patented New Development.

     (b) Each party (individually, as appropriate, the "Grantee") shall be entitled to the grant of an exclusive license, on commercially reasonable terms, for the commercial use, in connection with the Grantee's business as hereinafter defined, of any New Development developed by the other party (individually, as appropriate, the "Grantor") for which a U.S. or foreign Patent has been issued. In the event that the parties are unable to agree to the terms of such a license within 180 days following Grantee's request therefor, any disputed terms shall be resolved by the decision of a sole arbitrator appointed by agreement of the parties for such purpose. If the parties are unable to agree on the selection of the arbitrator within 45 days following the end of the aforementioned 180-day period or following any earlier date on which the parties determine that such an arbitrator is required, any disputed terms shall be resolved by a panel of three arbitrators appointed for such purpose, one of whom shall have been selected by Hologic, one of whom shall have been selected by Vivitech, and the third of whom shall have been selected by agreement of the other two. The decision of the arbitrator or arbitrators, as appropriate, shall be made promptly and, in any event, within 45 days following his, her, or their appointment. For purposes of this Section 4(b), Vivitech shall be deemed to be in the business of developing, manufacturing, marketing, selling, servicing, and otherwise dealing in x-ray screening security systems and non-destructive testing systems and Hologic shall be deemed to be in the business of doing everything that is not included in Vivitech's business.

     5.  Royalties
         ---------

     In consideration for the rights and privileges granted here-in, Vivitech hereby agrees to pay Hologic royalties with respect to actual commercial sales of the Product by Vivitech or any of Vivitech's Affiliated Parties in accordance with the following schedule:

    Aggregate Net Sales Price            Royalty Rate
    -------------------------            -------------
$0 - $50,000,000.00                           5%

$50,000,00.01 - $200,000,000.00               3%

Over $200,000,000.00                          0

Royalties computed pursuant to this Section 5 shall be payable within 60 days following the end of each quarter of Vivitech's fiscal year.

     6.  Technical Assistance
         --------------------

     Within 30 days following the execution of this Agreement, Hologic shall deliver to Vivitech or its designee all technical information in its possession with respect to the Base Technology as it currently exists. Technical information pertaining to any portion of the Base Technology developed after the date of this Agreement shall be delivered as promptly as practicable. Hologic agrees to provide Vivitech or its designee with such support and technical assistance as may be reasonable or appropriate to facilitate the transfer of the Base Technology.

     7.  Intellectual Property Rights
         ----------------------------

     (a) The Base Technology, Patents, and Know-how are and shall continue to be the sole property of Hologic and may be used by Vivitech only subject to the terms of this Agreement.

     (b) Any patents, know-how, or other information developed by either party with respect to the Product shall belong solely to the developing party, subject to the other party's rights to any New Developments pursuant to Section 4.

     (c) All Products manufactured by or for either party pursuant to this Agreement shall be labeled with patent and other notices in form and content sufficient to protect the other party's intellectual property rights therein to the fullest extent possible.

     8.   Commercialization and Marketing
          -------------------------------

     (a) Vivitech agrees to undertake all expenses of developing and commercializing the Product, including (but not limited to) funding capital equipment requirements, packaging, and other production start-up expenses.

     (b) Vivitech shall obtain Hologic's prior approval of each use of Hologic's name, trademarks, or service marks and, to such end, shall submit a prototype of each such use to Hologic for review. Hologic's approval of such uses shall not be unreasonably withheld. Hologic shall be deemed to have approved a proposed use of its name, trademarks, or service marks if it has not objected thereto in writing within ten (10) days following its receipt of the prototype therefor.

     9.  Books and Records
         -----------------

     (a) Each payment of royalties pursuant to Section 5 of this Agreement, above, shall be accompanied by a report detailing the number of units of the Product sold during the fiscal quarter to which such royalty payment applies, the Net Sales Price of such Products, the rates at which royalties were computed, the amount of royalties due, and any additional details necessary to show how such amounts were determined.

     (b) Vivitech shall keep true and accurate records, files, and books of account containing all the data reasonably required for the full computation and verification of royalty payments due under this Agreement for each quarter of each of Vivitech's fiscal years during which the first $200,000,000 in net sales of the Product occur. Such materials shall be retained for a period of at least 5 years following the end of the fiscal year to which they relate. Vivitech's books of account shall be maintained in accordance with generally accepted accounting principles consistently applied. Vivitech shall permit the reasonable inspection and copying of such records, files, and books of account by Hologic or its representatives during regular business hours at Vivitech's regular place of business, provided that Hologic shall give Vivitech at least 7 days prior written notice of its election to inspect such records, files, and books of account. Fees and expenses incurred in connection with such inspections (including, but not limited to, professional fees and expenses paid to accountants or other examiners retained by Hologic and the cost of copying records, files, and books of account) shall be borne by Hologic, unless such inspection shall reveal that an error in the amount of five percent (5%) or more of any royalty payment was made, in which case the fees and expenses incurred in connection with the inspection during which such error was discovered shall be borne by Vivitech.

     10.  Confidentiality
          ---------------

     (a) The parties agree to take reasonable steps to maintain the confidentiality of all trade secrets or other confidential information relating to the Patents, the Know-how, the Base Technology, and the New Developments and to disclose such information only to a third party who has a need to know the same and only after the execution of a non-disclosure agreement in substantially the form annexed hereto as Exhibit C by such third party.

     (b) Hologic and Vivitech shall each take all steps that are necessary or reasonable to safeguard the secrecy and confidentiality of all proprietary information regarding the other party of which they become aware, including (without limitation) information regarding business plans, customer lists, market strategies, product development, and information specifically identified as "confidential."

     (c) The obligation of confidentiality expressed in this Section 10 shall not apply to:

          (i) information that, at the time of the disclosure, is freely available to the general public or that has been identically disclosed in published literature or patents, provided that no
                                                             ---------
               combination of features shall be deemed to be within this exception merely because its component features are freely available to the general public or have been disclosed in published literature or patents, but only if the combination itself and its principles of operation are freely available to the general public or disclosed in published literature or patents;

          (ii) information that is or becomes publicly known through no fault of any party hereto; and

          (iii) disclosure that is required by a government authority or by order of a court of competent jurisdiction, provided that such disclosure is subject to all applicable governmental and judicial protection available for like material.

     (d) Each party will take whatever action is necessary or appropriate to ensure that its employees, officers, and directors comply with the provisions of this Section 10 both during and after the time they serve in such capacities.
In the event that any such individual makes an unpermitted disclosure of any confidential information hereunder, the party with which such individual is affiliated shall promptly take whatever action is necessary or appropriate to minimize the adverse effect of such disclosure.

     (e) The parties understand and agree that any breach of the obligation of confidentiality expressed in this Section 10 may cause irreparable damage to the business and property of the non-disclosing party. In the event of any such breach or of the substantial likelihood that such a breach will occur, the disclosing party understands that the other party may take legal action, including seeking injunctive relief, to protect its interests and property. The disclosing party hereby consents to the entry of an injunction in such circumstances to enjoin the disclosure.

     11.  (a)  Representations and Warranties
               ------------------------------

     Hologic hereby represents and warrants to Vivitech that:

          (i) it has the full authority to enter into this Agreement without the prior consent, concurrence, or other authorization of any court, agency, or other third party;

          (ii) it is the sole owner of all right, title, and interest in and to the Patents, the Base Technology, and the Know-how, free and clear of any liens or encumbrances, and has no actual knowledge of any conflicting patents, patent applications, or proprietary rights of any third parties;

          (iii) the undersigned officer has the full authority and approval of the Board of Directors of Hologic to enter into this Agreement; and

          (iv) this Agreement does not violate the terms of any agreement, order, stipulation, understanding, or other arrangement to which it is subject or by which it is bound.

Hologic gives no warranty or representation, express or implied, except as specifically stated herein.

     (b)  Vivitech hereby represents and warrants to Hologic that:

          (i) it has the full authority to enter into this Agreement without the prior consent, concurrence, or other authorization of any court, agency, or other third party;

          (ii) the undersigned officer has the full authority and approval of the Board of Directors of Vivitech to enter into this Agreement; and

          (iii) this Agreement does not violate the terms of any agreement, order, stipulation, understanding, or other arrangement to which it is subject or by which it is bound.

Vivitech gives no warranty or representation, express or implied, except as specifically stated herein.

     12.  Term and Termination
          --------------------

     (a) This Agreement shall remain in effect from the date first written above until terminated by mutual agreement of the parties or otherwise as permitted in this Section 12.

     (b) Hologic may terminate this Agreement by written notice to Vivitech if Vivitech fails to pay the royalties required pursuant to Section 5, provided Hologic has given Vivitech written notice that it has not received a required quarterly payment and Vivitech has failed, within 45 days following the effective date of such notice, either (i) to provide Hologic with Written notice that no sales for which royalties were required were made during such quarter or
(ii) to make the required payment.

     (c) Hologic may terminate this Agreement by written notice after the fifth anniversary of the date hereof and prior to Vivitech's payment of royalties in the aggregate amount of $7,000,000.00, if Vivitech or any of Vivitech's Affiliated Parties begins marketing a product that competes with the Product or that renders the Product obsolete, provided that Hologic has given Vivitech at least 90 days prior written notice of Hologic's objection to the marketing of a specific product and the marketing of such product has not been terminated within such 90-day period and provided, further, that Vivitech has not paid Hologic royalties in the amount of at least $200,000.00 for Vivitech's immediately preceding fiscal year or, if a lesser amount was paid for such fiscal year, Vivitech has not paid the difference between $200,000.00 and the amount actually paid prior to the expiration of such 90-day notice period.

     (d) Hologic may terminate this Agreement by written notice to Vivitech if the aggregate amount of the royalty payments Vivitech makes pursuant to Section 5, above, does not equal or exceed (1) $100,000.00 on or before the third anniversary of the date of this Agreement; (ii) $250,000.00 on or before the fourth anniversary of the date of this Agreement; and (iii) $500,000.00 on or before the fifth anniversary of the date of this Agreement, provided that termination pursuant to this Section 12(d) may not take effect unless Hologic shall have first given Vivitech written notice of the amount of any deficiency in the required minimum royalty payments hereunder and Vivitech shall have failed to pay such deficiency within 45 days following the effective date of such notice.

     (e) Either party may terminate this Agreement at any time for a default by the other party consisting of anything other than a failure to pay royalties pursuant to Section 5, effective on the date specified in a notice of termination, provided that at least 60 days prior to giving such notice of termination the terminating party shall have given the defaulting party written notice identifying the nature of the default and the defaulting party shall have failed to remedy the default within such 60-day period or, if such default is not susceptible of being remedied within such period, shall have failed to initiate action within such period that is reasonably calculated to remedy such default as promptly as practicable or fails to pursue such action diligently to completion.

     (f) Upon termination of this Agreement for any reason, the licenses set forth in Section 3, above, shall terminate. Each party shall return to the other party all records of such other party's proprietary or confidential information in its possession. Vivitech shall be entitled to assemble any units of the Product for which components have been purchased or ordered and sell to any third parties any Product, including such assembled Product, remaining in its inventory.

     (g)  Sections 5, 9, 10, 12(f), 12(g), 13, 14, 16, 20, 23, 24, 25, 26, and
27 shall survive termination of this Agreement.

     13.  Indemnification
          ---------------

     (a) Hologic agrees to indemnify and hold Vivitech and its officers, directors, employees, licensees, and agents harmless from and against any liabilities, costs, or other damages (including reasonable attorneys fees and litigation costs, regardless of outcome) arising out of a breach of one or more of Hologic's representations or warranties expressed in Section 11 of this Agreement, provided Vivitech shall have taken reasonable actions to minimize such liabilities, costs, or other damages and provided, further, that Vivitech has complied with the procedures set forth in subsection (d), below.

     (b) Vivitech agrees to indemnify and hold Hologic and its officers, directors, employees, licensees, and agents harmless from and against any liabilities, costs, or other damages (including reasonable attorneys fees and litigation costs, regardless of outcome) arising out of the manufacture, use, or sale of the Product or of any improvements or alterations thereto (providing that the condition or circumstance that gave rise to such expense was not the result of a breach of one of Hologic's representations or warranties pursuant to
Section 11 of this Agreement) or from a breach of any one or more of Vivitech's representations or warranties expressed in Section 11 of this Agreement, provided Hologic shall have taken reasonable actions to minimize such liabilities, costs, or other damages and provided, further, that Hologic has complied with the procedures set forth in sub-section (d), below.

     (c) Each party (the "Indemnifying Party") agrees to indemnify and hold the other party (the "Indemnified Party") and such other party's officers, directors, employees, licensees, and agents harmless from and against any liabilities, costs, or other damages (including reasonable attorneys fees and litigation costs, regardless of outcome) arising out of the infringement of any third party's intellectual property rights by the Base Technology (if Hologic is the Indemnifying Party) or by any New Development developed by the Indemnifying Party, provided the Indemnified Party shall have taken reasonable actions to minimize such liabilities, costs, and other damages and provided, further, that the Indemnified Party has complied with the procedures set forth in subsection (d), below.

     (d) If any claim, action, or other legal proceeding is asserted against a party for which such party may have a right to indemnification pursuant to this
Section 13, such party (the "Indemnified Party") shall give the other party (the "Indemnifying Party") prompt written notice of such claim or proceeding and the Indemnifying Party may elect to control the defense to or settlement of such dispute. In the event that the Indemnified Party cannot reasonably anticipate that the Indemnifying Party will receive notice of such claim or proceeding at least 20 days prior to the date by which any action needs to be taken to preserve and protect the parties' rights, the Indemnified Party shall take such action on behalf of the Indemnifying Party. The Indemnified Party shall cooperate with the Indemnifying Party in any defense or settlement made by the Indemnifying Party. The Indemnified Party shall not enter into any settlement agreement or other voluntary resolution of any such claim or proceeding without obtaining the Indemnifying Party's prior written consent thereto.

     14. Infringement
         ------------

     (a) If Hologic or Vivitech becomes aware that the Base Technology or any New Development is being or may be infringed by a third party, the party who learns of or suspects such infringement shall promptly notify the other party thereof. Vivitech may at its own expense prosecute any action it deems necessary to protect the rights of each of the parties to such Base Technology or New Development under this Agreement. If, upon inquiry by Hologic, Vivitech does not initiate any such action or confirm that it intends to do so promptly and in a timely fashion, Hologic may initiate such an action in its own behalf. If either party initiates an action pursuant to this subsection 14(a) and recovers damages or lost profits or both as a result thereof, the recovering party may retain the entire amount of such recovery, provided that the net amount of any recovery hereunder by Vivitech, after deducting its expenses associated with such action, shall be deemed to be income attributable to net sales subject to royalties pursuant to Section 5 of this Agreement.

     (b) In any action prosecuted, defended, or resolved by either party pursuant to subsection 14(a), above, the other party shall provide such assistance as may be reasonably necessary or appropriate and shall be entitled to noncontrolling participation at its own expense, through counsel of its own selection.

     15. Assignment and Sublicensing
         ---------------------------

     Vivitech may assign this Agreement or sublicense a third party to design, manufacture, market, distribute, sell, and/or service the Product or any component thereof, provided that the assignee agrees to be bound by all of the terms and conditions of this Agreement or the sublicensee agrees: (i) to maintain the secrecy of confidential information and to sign a Confidentiality Agreement substantially in the form annexed hereto as Exhibit C; (ii) to maintain records, files, and books of account containing all data reasonably required for the full computation of the royalties due with respect to sales by such party and to permit the inspection of such records, files, and books of account in accordance with the procedures set forth in Section 9(b) of this Agreement; and (iii) to comply with and perform the obligations delegated to it by Vivitech under this Agreement as if this Agreement were binding on it.

     16.  Limitation of Liability
          -----------------------

     Neither party shall be liable to the other for special, incidental, or consequential damages arising out of the transactions covered by this Agreement or out of the use or sale of the Product.

     17.  Non-Competition
          ---------------

     So long as this Agreement is in effect, Hologic shall not manufacture, market, or distribute any product, whether now existing or hereafter developed, that is used for a purpose that is the same as or substantially similar to the purpose for which the Product is used.

     18.  USA Export Controls
          -------------------

     Vivitech agrees not to export, re-export, or permit the re-exportation of any Product to any country now or hereafter included in the US Department of Commerce's list of countries to which exportation of such Product is or may be restricted or prohibited, unless that exportation or re-exportation is authorized specifically by a special license issued to Vivitech by the Office of Export Administration of the United States of America.

     19.  Force Majeure
          -------------

     Neither party shall be deemed to be in default pursuant to this Agreement as long as its failure to perform any of its obligations hereunder is occasioned solely by fire, labor disturbance, acts of civil or military authorities, acts of God, or any similar cause beyond such party's control.

     20.  Further Assurances
          ------------------

     Each party agrees to cooperate fully with the other party and to execute such further instruments, documents, and agreements and to give such further written assurances as may be reasonably requested by the other party to carry into effect the intents and purposes of this Agreement.

     21.  Counterparts
          ------------

     This Agreement may be executed in separate counterparts, each of which shall be deemed an original and, when executed, separately or together, shall constitute a single original instrument, effective in the same manner as if the parties 'hereto had executed one and the same instrument.

     22.  Waiver
          ------

     No waiver of any term, provision, or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision, or condition or as a waiver of any other term, provision or condition of this Agreement.

     23.  Notices
          -------

     All notices and other communications to be delivered or given hereunder shall be in writing, shall specifically refer to this Agreement, and shall be deemed to be duly given if delivered or sent by certified or registered mail, postage prepaid and return receipt requested, by telecopy, or by delivery in person, as follows:

     if to HOLOGIC, to:

          300 Bear Hill Road
          Waltham, Massachusetts 02154
          Attn: Chief Executive Officer
          TELECOPY #: (617) 893-4931

     and if to Vivitech, to:

          300 Bear Hill Road
          Waltham, Massachusetts 02154
          Attn: Chief Executive Officer
          TELECOPY #: (617) 893-4931

or to such other address as shall have been communicated in writing to the other party. All notices shall be deemed to be effective on the date of actual receipt or three days after deposited in the mail addressed as provided above, whichever is sooner.

     24. Governing Law
         -------------

     This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The Commonwealth of Massachusetts shall be the venue for any action arising with respect to this Agreement or the relationship between the parties.

     25.  Entire Agreement; Amendment and Modification
          --------------------------------------------

     This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and may be amended only by a writing executed by each of the parties.

     26.  Binding Effect; Successors and Assigns
          --------------------------------------

     This Agreement and all of the terms and provisions hereof shall be binding upon the parties hereto and their respective successors and permitted assigns, and shall inure to the benefit of the aforementioned parties and their respective successors and assigns.

     27.  Severability
          ------------

     The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provisions hereof.

     28.  Headings
          --------

     The section headings contained in this Agreement are for informational purposes only and are not to be construed to affect the meaning or application of any provision hereof.

     29.  Relationship
          ------------

     Nothing contained in this Agreement is intended to or shall be construed to create a partnership or joint venture between the parties, nor shall either party be deemed to be an agent or employee of the other party.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as an instrument under seal as of the date first written above.

HOLOGIC, INC.                       VIVITECH, INC.


By:                                      By:
    --------------------------------         ------------------------------
    S. David Ellenbogen
    President

              FIRST AMENDMENT TO LICENSE AND TECHNOLOGY AGREEMENT


     First Amendment to License Agreement dated as of September 25, 1996 by and between Vivid Technologies, Inc., a Massachusetts Corporation (f/k/a Vivitech, Inc., "Vivid"), and Hologic, Inc., a Delaware corporation (formerly a Massachusetts corporation, "Hologic").

     WHEREAS the parties entered into a License Agreement dated as of June 22, 1989 (the "Original Agreement") pursuant to which Hologic licensed certain technology and know-how to Vivid to design, develop, improve, enhance, manufacture, market, disribute and sell X-ray screening security systems that are capable of screening luggage and cargo for particular types of contraband; and

     WHEREAS the parties desire to clarify and modify the license as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Original Agreement.

2. Section 2(g) of the Original License Agreement is hereby amended and restated in its entirety to read as follows:

          "Product" shall mean collectively (i) any X-ray screening security system embodying the Base Technology and/or the Patents that is capable of screening luggage, cargo, parcels, mail, personal effects and other similar items for contraband, including without limitation explosives, drugs and currency (the "Original Product"), or (ii) any X-ray screening system embodying the Base Technology and/or the Patents that is capable of being used for process control applications in the food and/or beverage industry (the "Additional Product").

3. Hologic hereby grants to Vivid a nonexclusive license to utilize the Base Technology for the purpose of designing, developing, improving, enhancing, manufacturing, marketing and selling the Additional Product. In connection therewith Section 3(a) of the Original Agreement is hereby amended and stated in its entirety to read as follows:

          (a) Subject to the terms and conditions set forth in this Agreement, Hologic hereby grants Vivid (i) a perpetual, exclusive, worldwide license to utilize the Base Technology, Patents and Know-how to design, develop, improve, enhance, manufacture, market and sell the Original Product and
     (ii) a perpetual, nonexclusive, worldwide license to utilize the Base Technology, Patents and Know-how to design, develop, improve, enhance, manufacture, market and sell the Additional Product. Vivid may not use the Base Technology, Patents and Know-how for any other purpose.

4. The royalties payable by Vivid to Hologic as set forth in Section 5 of the Original Agreement in respect of sales of the Original Product shall remain unaffected by the inclusion the Additional Product in the definition of "Product," and Vivid shall pay a further royalty in respect of sales of the Additional Product as set forth below. In connection therewith, Section 5 of the Original Agreement shall be amended and restated in its entirety to read as follows:

     5.   Royalties
          ---------

          In consideration of the rights and privileges granted herein, Vivid hereby agrees to pay Hologic (a) royalties with respect to actual commercial sales of the Original

Product by Vivid or any of Vivid's
Affiliated Parties in accordance with the following schedule:

--------------------------------------------------------------------
         ORIGINAL PRODUCT
     AGGREGATE NET SALES PRICE                         ROYALTY RATE
--------------------------------------------------------------------
$0 -- $50,000,000.00                                         5%
--------------------------------------------------------------------
$50,000,000.01 to $200,000,000.00                            3%
--------------------------------------------------------------------
Over $200,000,000.000                                        0%
--------------------------------------------------------------------

and (b) royalties with respect to actual commercial sales of the Additional Product by Vivid or any of Vivid's Affiliated Parties in accordance with the following schedule:

--------------------------------------------------------------------
    ADDITIONAL PRODUCT
--------------------------------------------------------------------
 AGGREGATE NET SALES PRICE                             ROYALTY RATE

--------------------------------------------------------------------
$0 -- $200,000,000.00                                        3%
--------------------------------------------------------------------
Over $200,000,000.000                                        0%
--------------------------------------------------------------------

Royalties computed pursuant to this Section 5 shall be payable within 60 days following the end of each quarter of Vivid's fiscal year.

5. Section 17 of the Original License Agreement is hereby amended and restated in its entirety to read as follows:

     17  Non-Competition
         ---------------

         So long as this Agreement is in effect, Hologic shall not manufacture, market, or distribute any product, whether now existing or hereafter developed, that is used for a purpose that is the same as or substantially similar to the purpose for which the Original Product is used.

6. Hologic hereby consents to the reincorporation of Vivid in the State of Delaware.

7. In all other respects, the Original License is hereby ratified and confirmed.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as an instrument under seal as of the date first above written.


HOLOGIC, INC.                            VIVID TECHNOLOGIES, INC.

By:  /s/ S. David Ellenhogen             By:  /s/ James J. Aldo
     ------------------------                 ------------------------